[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.16

VERSARTIS, INC.

500 Ellis Street

Mountain View, CA 94043

February 3, 2011

Amunix Operating, Inc.

500 Ellis Street

Mountain View, CA 94043

Attention: Chief Executive Officer

Re:	Amendment to Second Amended and Restated License Agreement

Dear Ladies and Gentlemen,

This Letter Agreement (this “Letter Agreement”) is made effective as of February 3, 2011 by and between Versartis, Inc., a Delaware corporation (the “Licensee”) and Amunix Operating, Inc., a Delaware corporation (the “Licensor”). This Letter Agreement makes reference to that certain Second Amended and Restated Licensing Agreement between Licensor and Licensee, dated December 30, 2010 (the “Licensing Agreement”).

In accordance with Section 9.5 of the Licensing Agreement, which provides that the Licensing Agreement may be amended with the written consent of the Licensor and the Licensee, the Licensor and the Licensee acknowledge and agree that Section 2.5 of the License Agreement is hereby amended by replacing the first complete sentence of that section with “Licensee shall have the right to replace an existing Selected Target with another Target, subject to the same terms applicable to the selection of additional Selected Targets in Section 2.4, above and, additionally, subject to the following: 1) Licensee shall [*] any time before [*]; and 2) Licensee shall have the right to replace any other Selected Target with another Target at any time before [*]”, while retaining the remaining terms and conditions of that section.

The execution of this Letter Agreement constitutes a representation and warranty by the parties that each has the full legal right, power, and authority to enter into this Letter Agreement and to be bound by its provision in accordance with its terms. This Letter Agreement shall be effective only upon execution by each of the parties hereto and shall be binding and inure to the benefit of the parties and their respective successors and assigns, and, in any event, shall continue to be binding on the parties. This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Letter Agreement may only be amended by a writing signed by the parties. No person or entity is intended or shall be deemed or determined to be a third party beneficiary of this Letter Agreement. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of California. This Letter Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, express or implied regarding the matters contained herein.

[Signature Page Follows]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Sincerely,

VERSARTIS, INC.

By:	/s/ Jeffrey L. Cleland
Name:	Jeffrey L. Cleland
Title:	Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED:

AMUNIX OPERATING, INC.

By:	/s/ Willem Stemmer

Name:	Willem Stemmer
Title:	Chief Executive Officer

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.